Exhibit 99.1

United States Oil Fund, LP
Monthly Account Statement
For the Month Ended December 31, 2019

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Futures	$49,773,004
Unrealized Gain (Loss) on Market Value of Futures	77,679,956
Dividend Income	4,496
Interest Income	1,860,293
ETF Transaction Fees	23,000
Total Income (Loss)	$129,340,749

Expenses
General Partner Management Fees	$467,895
Professional Fees	107,014
Brokerage Commissions	163,600
Non-interested Directors' Fees and Expenses	16,462
Prepaid Insurance Expense	13,526
NYMEX License Fee	15,597
SEC & FINRA Registration Expense	25,291
Total Expenses	$809,385
Net Income (Loss)	$128,531,364

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 12/1/19	$1,206,434,770
Additions (13,200,000 Shares)	165,797,812
Withdrawals (26,300,000 Shares)	(329,787,690)
Net Income (Loss)	128,531,364

Net Asset Value End of Month	$1,170,976,256
Net Asset Value Per Share (91,600,000 Shares)	$12.78

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596